EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

ICON Leasing Fund Eleven, LLC:

We consent to the use of our report on ICON Leasing Fund Eleven, LLC, dated December 22, 2004 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Hays & Company LLP

New York, New York
December 28, 2004